UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04 Mine Safety – Reporting of Shutdowns and Patterns of Violation

On December 4, 2012, Rockspring Development, Inc. (“Rockspring”), a subsidiary of Alpha Natural Resources, Inc., received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) to the Camp Creek Processing Plant (the “Plant”), located near East Lynn, West Virginia. The order alleged that an explosive mixture of methane and oxygen was present inside a 12’ x 15’ structure that houses a dewatering pump, which is in an isolated area away from the work sites of the Plant. Subsequent MSHA inspections showed no explosive mixture present in the pump house.

On December 5, 2012, Rockspring received an imminent danger order issued by MSHA under section 107(a) of the Mine Act alleging that an explosive mixture of methane and oxygen was present in the sealed areas of the Camp Creek Mine (the “Mine”), also near East Lynn, West Virginia. Upon investigation, MSHA determined that an explosive mixture was not present in the sealed areas of the Mine and that the order had been issued in error. Accordingly, the order was vacated on December 5, 2012.
No injuries occurred as a result of the conditions cited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

December 10, 2012	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary